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                                                                   EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference of our report dated February 13, 2002, appearing in this Annual Report on Form 10-K of Valassis Communications, Inc. for the year ended December 31, 2001 in the following Registration Statements of Valassis Communications, Inc.:

             Registration
Form         No.            Description
----         ------------   -----------
Form S-8     33-59670       1992 Long-Term Incentive Plan
                            1992 Non-Employee Directors' Stock Compensation Plan
Form S-8     333-00022      1992 Long-Term Incentive Plan
Form S-8     333-00024      Employees' 401(k) Retirement Savings Plan
                            Employee Stock Purchase Plan
                            Employee and Director Restricted Stock Award Plan
                            Executive Restricted Stock Award Plan
Form S-8     333-52919      1992 Long-Term Incentive Plan
Form S-8     333-74263      Amended and Restated 1992 Long-Term Incentive Plan
Form S-3     333-65824      Zero Coupon Convertible Senior Notes due 2021


DELOITTE & TOUCHE LLP

Detroit, Michigan
March 27, 2002